Exhibit No. 4.4
Intile Designs, Inc.
Form 10-KSB/ 1997
File No. 33-49854-A

                            WARRANTS
                               TO
                     PURCHASE 75,000 SHARES
                               OF
                          COMMON STOCK
                               OF
                      INTILE DESIGNS, INC.

     THE WARRANTS UNDERLYING THIS WARRANT AGREEMENT ARE ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 (THE "ACT") AND QUALIFICATION PROVISIONS OF APPLICABLE STATE SECURITIES LAWS. NEITHER THE WARRANTS NOR THE SHARES OF COMMON STOCK FOR WHICH THEY CAN BE EXERCISED CAN BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED PURSUANT TO THE ACT AND QUALIFIED UNDER APPLICABLE STATE LAW OR, IN THE OPINION OF COUNSEL TO THE COMPANY, AN EXEMPTION THEREFROM IS AVAILABLE.

WHEREAS, at a meeting of the Board of Directors of Intile Designs, Inc., a Delaware corporation with offices at 9716 Old Katy Road, Suite 110, Houston, Texas 77055 (the "Company") duly called and held, the Board authorized the granting of 75,000 warrants (each one sometimes hereinafter referred to as a "Warrant") to purchase 75,000 shares of the Company's post split Common Stock, par value $0.0001 per share, (the "Common Stock") to __________________, with an address at
________________________________  (the  "Holder")  in  accordance with the terms of the Subscription Agreement and Investment Letter between the Company and the Holder dated August 23, 1996; and

WHEREAS, each Warrant is one of a series of warrants (collectively the "Warrants"), all with the same terms and conditions as those set forth herein, which may be issued by the Company exercisable for up to an aggregate 880,000 shares of post split Common Stock (sometimes hereafter referred to as the "Warrant Shares"); and

WHEREAS, each Warrant is included in a unit (the "Unit") which is part of an offering of up to 16 Units being conducted by the Company on a 12 Unit minimum or none to 16 Unit maximum best efforts basis and each Unit consists of (i) one 12% Convertible Subordinated Promissory Note (collectively the "Notes") in the principal amount of $100,000; and (ii) 50,000 Warrants, each to purchase one Warrant Share at a price of $0.25 per share for a period of seven years; and

WHEREAS, the Company desires to set forth the terms of the Warrants and the Holder desires to accept such terms.
NOW,  THEREFORE,  in consideration of the premises,  the  parties hereto agree as follows:

1.   Grant of Warrant.

The Company hereby grants to the Holder of each Warrant the right to purchase one Warrant Share for $0.25 per share, subject to adjustment as hereinafter provided (the "Exercise Price"). The Warrant may be exercised in whole or in part at any time commencing on August 24, 1996 until 5:00 P.M., New York time, on August 23, 2003 (the "Expiration Date").

2.   Manner of Exercise.

The Warrants underlying this Warrant Agreement may be exercised in whole or in part by surrender of this Warrant Agreement, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its principal office, accompanied by payment in full in cash or by certified or official bank check to the order of the Company of the Exercise Price of shares to be purchased. As soon as practicable, but in no event more than 15 days after the Holder has given the aforesaid written notice and made the aforesaid payment, the Company shall, without charging stock issue or transfer taxes to the Holder, issue the number of shares of duly authorized Common Stock issuable upon such exercise,  which  shall  be  duly issued,  fully  paid  and  non-
assessable, and shall deliver to the Holder a certificate or certificates therefor, registered in the Holder's name. In the event of a partial exercise of this Warrant Agreement, the Company shall also issue and deliver to the Holder a new Warrant Agreement of like tenor, in the name of the Holder. for the exercise of the number of Warrant Shares for which such Warrant Agreement may still be exercised.

3.   Investment Representation

The Holder acknowledges that Warrants underlying this Warrant Agreement as well as the Warrant Shares for which these Warrants may be exercised, have not been and, except as otherwise provided herein, will not be registered under the Securities Act of 1933 (the "Act") or qualified under applicable state securities laws and that the transferability thereof is restricted by the registration provisions of the Act as well as such state laws. The Holder represents that he is acquiring the Warrants and will acquire the Warrant Shares for his own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such securities for any particular event or circumstance, except selling, transferring or disposing of them upon full compliance with all applicable provisions of the Act, the Securities Exchange Act of 1934 (the "Exchange Act"), the Rules and Regulations promulgated by the Securities and Exchange Commission (the "Commission") thereunder, and any applicable state securities laws. The Holder further understands and agrees that (i) the securities may be sold only if they are subsequently registered under the Act and qualified under any applicable state securities laws or, in the opinion of the Company's counsel, an exemption from such registration and qualification is available; (ii) any routine sales of securities made in reliance upon Rule 144 promulgated by the Commission under the Act can be made only in the amounts set forth in and pursuant to the other terms and conditions including applicable holding periods of that Rule; and (iii) except as otherwise set forth herein, the Company is under no obligation to register this Warrant or the Warrant Shares on his behalf or to assist him in complying with any exemption from registration under the Act. The Holder agrees that each certificate representing any Warrant Shares for which the Warrants may be exercised will bear on its face a legend in substantially the following form:

These securities have not been registered under the Securities Act of 1933 or qualified under any state securities laws. They may not be sold or transferred in the absence of an effective registration statement under that Act or qualification under applicable state securities laws without an opinion acceptable to counsel to the Company that such registration and qualification are not required.

4.   Restrictions.

The Holder shall not be entitled to any dividend declared by the Company except as may be provided in Section 5 below, and shall not be entitled to any voting rights by virtue of the Warrant, except with respect to any shares of Common Stock issued upon the exercise hereof.

5.   Warrant Adjustments.

The Exercise Price and the number of shares purchasable upon exercise of each Warrant shall be subject to adjustment with respect to events after August 24, 1996 hereof as follows:

      (a) Subdivisions, Consolidation, etc. Except as provided in Paragraph 5 (k) below, in case the Company shall (i) declare a dividend on its outstanding Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock in to smaller number of shares, or
(iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case the Exercise Price and the number and kind of shares receivable upon exercise, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that if the Warrant is exercised after such time the Holder shall be entitled to receive the aggregate number and kind of shares which if the Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever such event shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment the Holder upon exercise of this Warrant may receive shares of two or more classes of capital stock of the Company, the Company's Board of Directors shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this
Section 5.

      (b) Adjustment for Certain Issues of Common Stock. If the Company shall at any time or from time to time issue any shares of Common Stock (other than shares issued as a dividend or distribution as provided in Paragraph 5 (a) above) for a consideration per share less than the Exercise Price in effect on the date of such issue, then, forthwith upon such issue, the Exercise Price in effect immediately prior to such action (the "Existing Exercise Price") shall be reduced by dividing the number of shares so issued by the total number of shares outstanding after such issuance, multiplying the quotient by the difference between the Existing Exercise Price and the price of the shares so issued and subtracting the result from the Existing Exercise Price. In the case of an issue of additional shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the gross cash proceeds received for such shares. The term "issue" shall be deemed to include the sale or other disposition of shares held in the Company's treasury. The number of shares outstanding at any given time shall not include stores in the Company's treasury.

      (c) Subscription Offerings. In case the Company shall issue rights, options, or warrants entitling tile holders thereof to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion price per share, in the case of a security convertible into or exchangeable for Common Stock) less than the Exercise Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or the granting date if such holders are not stockholders, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record or granting date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record or granting date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Exercise Price and of which the denominator shall be the number of shares of Common Stock outstanding on such record or granting date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record or granting date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only if the Warrant is exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Company's Board of Directors. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

      (d) Other Rights to Acquire Common Stock. In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (other than cash dividends or distributions and dividends payable in shares of Common Stock), or options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in Paragraph (c) of this Section 5), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, of which the numerator shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Company's Board of
Directors)  of  the portion of the evidences of  indebtedness  or assets so to be distributed, or of such subscription rights, options, or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, applicable to one share, and of which the denominator shall be such Current Market Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of such distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

       (e)   Current  Market  Price.   For  the  purpose  of  any
computation under Paragraph (d) of this Section 5, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before such date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid; price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or by the National Daily Quotation Bureau or similar organization if the Common Stock is not then quoted on an inter-dealer quotation system. If on any such date the Common Stock is not quoted by any such organization, the fair value of the Common Stock on such date, as determined by the Company's Board of Directors, shall be used.

      (f) Minimum Adjustment. No adjustment in the Exercise Price shall be required if such adjustment is less than $0.05; provided, however, that any adjustments which by reason of this Paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

      (g)   Referral  of Adjustment.  In any case in  which  this
Section 5 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, if the Warrant shall have been exercised after such record date the Company may elect to defer until the occurrence of such event issuing to the Holder the shares, if any, issuable upon such exercise over and above the shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (h) Number of Shares. Upon each adjustment of the Exercise Price as a result of the calculations made in Paragraphs (a) through (d) of this Section 5, the Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon exercise of the Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Warrant Price by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

      (i) Transactions Not Requiring Adjustments. No adjustment need be made for a transaction referred to in Paragraphs (a) through (d) of this Section 5 if the Holder is permitted to participate in the transaction on a basis no less favorable than any other party and at a level which would preserve the Holder's percentage equity participation in the Common Stock upon exercise of the Warrant. No adjustment need be made for sales of Common Stock pursuant to a Company plan for reinvestment of dividends or interest, the granting of options and/or the exercise of options outstanding under any of the Company's currently existing stock option plans, or the exercise of any other of the Company's currently outstanding options. No adjustment need be made for a change in the par value or no par value of the Common Stock. If the Warrant becomes exercisable solely into cash, no adjustment need be made thereafter. Interest will not accrue on the cash.

      (j) Notice of Adjustment. Whenever the Exercise Price is adjusted, the Company shall promptly mail to the Holder a notice of the adjustment together with a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be prima facia evidence that the adjustment is correct, absent manifest error.

      (k) Reorganization of Company. If the Company and/or the holders of Common Stock are parties to a merger, consolidation or a transaction in which (i) the Company transfers or leases substantially all of its assets; (ii) the Company reclassifies or changes its outstanding Common Stock; or (iii) the Common Stock is exchanged for securities, cash or other assets; the person who is the transferee or lessee of such assets or is obligated to deliver such securities, cash or other assets shall assume the terms of this Warrant. If the issuer of securities deliverable upon exercise of the Warrant is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in such assumption. The assumption agreement shall provide that the Holder may exercise this Warrant into the kind and amount of securities, cash or other assets which he would have owned immediately after the consolidation, merger, transfer, lease or exchange if he had exercised the Warrant immediately before the effective date of the transaction. The assumption agreement shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this
Section 5. The successor company shall mail to the Holder a notice briefly describing the assumption agreement. If this Paragraph applies, Paragraph 5 (a) above does not apply.

     (l) Voluntary Reduction. The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Whenever the Exercise Price is reduced, the Company shall mail to the Holder a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect. A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of Paragraphs 5 (a) through (d) above.

       (m)   Dissolution,  Liquidation.   In  the  event  of  the
dissolution or total liquidation of the Company, then after the effective date thereof, the Warrant and all rights thereunder shall expire.

      (n) Notices. If (i) the Company takes any action that would require an adjustment in the conversion price pursuant to this Section 5; or (ii) there is a liquidation or dissolution of the Company, the Company shall mail to the Holder a notice stating the proposed record date for a distribution or effective date of a reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

     (o) Determination by Company Conclusive. Any determination that the Company or its Board of Directors must make pursuant to this Section 5 shall be conclusive, absent manifest error.

6.   Fractional Shares.

If the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted pursuant to Section 5 hereof, the Company shall nevertheless not be required to issue fractions of shares upon exercise of the Warrant or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall round to the nearest share so that if the fraction is less than 0.5 no share shall be issued and if the fraction is 0.5 or higher the Company shall issue one full share.

7.    Inclusion  of  Warrant  Shares in  Registration  Statement:
Right to Registration.

The Holder's rights and the Company's obligations with respect to the registration and qualification of the Warrant Shares under the Act and applicable state securities laws are set forth in Sections 3 and 6 of the Notes.

8.   Holder Not Deemed Stockholder.

The Holder shall not, as holder of this Warrant, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder, as holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until the Holder shall have exercised this Warrant and been issued shares of Common Stock in accordance with the provisions hereof.

9.   Reservation of Shares.

The Company shall at all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the issuance of stock upon exercise of this Warrant, such number of shares as shall from time to time be sufficient to effect the issuance of shares of Common Stock upon exercise of this Warrant.

10.  Amendment.

This Agreement shall not be amended, modified or revoked except by agreement in writing, signed by the Company and the Holder.

11.  Governing Law.

This Warrant shall be governed by the laws of the State of Texas.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by an officer thereunto duly authorized and the Holder has executed this Agreement as of August 23, 1996.

INTILE DESIGNS, INC.

By:________________________________
____________________________________
     C. William Cox, President










                        SUBSCRIPTION FORM

                  To Be Executed by the Holder
                  in Order to Exercise Warrant

The undersigned Holder hereby irrevocably elects to exercise this Warrant, and to purchase the shares of Common Stock issuable upon the exercise thereof, and requests that certificates for such shares shall be issued in the name of

    PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

    ________________________________________________________

    ________________________________________________________

    ________________________________________________________

             [please print or type name and address]

and be delivered to

    ________________________________________________________

    ________________________________________________________

    ________________________________________________________

             [please print or type name and address]


and if such number of shares of Common Stock shall not be all the shares issuable upon the exercise of this Warrants, that a new Warrant exercisable for the balance of the shares issuable upon the exercise of this Warrants be delivered to the Holder at the address stated below.

Dated:                                        ___________________
x ______________________________


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                                        Signature Guaranteed


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